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            AGREEMENT BETWEEN UICI AND NETLOJIX COMMUNICATIONS, INC.
            --------------------------------------------------------

I. TERM RATES

         For the Term Length and Monthly Commitment indicated in Section II, Customer will receive the prices below. All voice usage sensitive services, as well as access charges, contribute to the monthly commitment. Taxes and non-usage sensitive charges do not contribute to monthly commitment levels. Contributing voice services must appear on the same invoice or an allocation sheets needs to accompany this contract for multi-location/multi-bill Customers. The allocation of Monthly Commitment must be by invoicing site: these amounts are to total the Monthly Commitment listed below. Customer agrees that the Monthly Commitment will become effective from August 1, 1999, for the duration of the Term. Any NetLojix promotional offers are not valid in combination with this Agreement. UICI includes Mega Life and Health (North Richland Hills and North Dallas locations), College Fund Division, Insurdata, Specialized Card, Student Insurance, UICI Administrators , UICI Oklahoma, UICI Marketing, and UMMG.

                             Special Rates Provided:

      For outbound (one plus) and inbound (toll free) service via dedicated facilities and switched services:

         Dedicated Interstate Inbound/Outbound       $.035
         Dedicated Interstate Inbound/Outbound       $.075
         Switch Interstate                           $.079

All other rates, features and charges are to be as per the NetLojix Dedicated Facilities Commitment #101 (attached hereto and made a part hereof). Domestic Billing Increments: 6/8 for Dedicated facilities and 18/8 for Switched facilities.

II. TERM LENGTH & MONTHLY COMMITMENT

         Customer agrees to a minimum Term Length and Monthly Commitment as indicated below, which corresponds to a maximum aggregate commitment over the term of this Agreement of $3,000,000 (the "Aggregate Commitment"). In the event that the actual amount paid or accrued by UICI hereunder is less than the Aggregate Commitment (the "Shortfall"), then in such event this Agreement, at the option of UICI, shall be extended on a month to month basis for so long as is necessary (but not to exceed six months) (the "Shortfall Term") for UICI to recoup the Shortfall at the pricing set forth above and in the NetLojix Dedicated Facilities Commitment #101 attached hereto. During the Shortfall Term, UICI shall not be subject to the Monthly Commitment as set forth below. In the event that UICI shall not elect to extend the Term hereof as herein provided, or upon the termination of the Shortfall Term, UICI agrees to pay any and all amounts due hereon to NetLojix.

            TERM LENGTH:                                  MONTHLY COMMITMENT:
             15 Months                                         $200,000

III. TERMINATION

         This Agreement shall automatically renew at the end of the current term, at the same term, same special rate and Monthly Aggregate Commitment (except with respect to any Shortfall Term as defined in Section II above), unless written notification is submitted by UICI or NetLojix to the other party within 30 days prior to the end of the current term.

         The occurrence of any of the following will be considered an Event of Default under this Agreement, and, upon the occurrence of an Event of Default, this Agreement shall be subject to immediate termination by the non-defaulting

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party: (a) the filing of an application by such party for, or its consent to, the appointment of a trustee, receiver, or custodian of its assets; (b) the entry of an order for relief with respect to such party in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by such party of a general assignment for the benefit of creditors;
(d) the entry of an order , judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of such party unless the proceedings and the Person appointed are dismissed within ninety (90) days; (e) the failure of NetLojix or UICI to perform its material obligations hereunder (provided, in the case of this subparagraph (e), that the nonperforming party shall have been given prior written notice of the nature of such alleged performance default and given not less than thirty days to cure such failure to perform); or (f) the failure by such party generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of such party's inability to pay its debts as they become due.


IV. GENERAL TERMS

A. Provision of Service: For the term of this Agreement, NetLojix will provide UICI with voice services that NetLojix purchases, whether under a resale or backbone agreement, utilizing AT&T, MCI, Qwest, Cable and Wireless Sprint(R)networks, provided, further, that NetLojix may utilize the IXC network if NetLojix shall first provide not less than 60 days notice to UICI of its intention to utilize IXC and UICI shall, after consideration of such factors as it deems appropriate, approve the utilization of IXC as the carrier. NetLojix agrees to provide service level credits for additional service in the event UICI experiences extended or repeated service outages due solely to the acts or omissions of NetLojix and NetLojix agrees to pass through to UICI the economic benefit of any and all service level credits that NetLojix receives from 3rd party carriers.


B. NetLojix and UICI acknowledge that, during the Term of this Agreement, an Extraordinary Event (as that term is defined below) may reduce the amount of telecommunications services UICI actually uses under this Agreement and, as a result, UICI may fail to satisfy the Agreement's Monthly and Aggregate Commitment. If such an Extraordinary Event occurs and each of the requirements below is satisfied, the pricing for services to be provided by NetLojix hereunder shall be as set forth on the Extraordinary Event Pricing Commitment #201 as set forth as Exhibit B attached hereto and made a part hereof.

   (a) An "Extraordinary Event" shall have occurred if, during any three-month period during the Term hereof, for any reason UICI' usage hereunder is less than 85% of UICI's usage hereunder during the immediately preceding three month period.

   (b) The Extraordinary Event shall have arisen after the initial six months during the Term of the Agreement, and NetLojix shall have received appropriate written notice from UICI within 30 days after the occurrence of the Extraordinary Event.

   (c) All outstanding charges due NetLojix by UICI pursuant to this Agreement shall have been paid.

   (d) This provision has not been invoked previously during the Terms of this Agreement.

   (e) The Extraordinary Event is unrelated to any decision by UICI, for any reason, to transfer any portion of its telecommunications usage to another telecommunications carrier.

C. On-Site Staff: NetLojix agrees to provide UICI with an on-site NetLojix professional for no less than 2 business days per week and no more than three. NetLojix and UICI will jointly agree to the on-site staffing schedule at the end of each calendar month for the month succeeding.

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         UICI agrees that it shall not during the course of this agreement and for a period of one (1) year commencing upon the expiration of this agreement, either voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, solicit or endeavor to solicit or induce any other employee, employees, consultant and/or consultants of NetLojix to leave employment with NetLojix in order to accept employment of any kind with any other person, firm, partnership or corporation directly or indirectly affiliated with UICI; provided, however, that the foregoing clause shall not prohibit UICI from soliciting or inducing any such person from leaving the employment of NetLojix if, due to the occurrence of an Event of Default (other than an Event of Default described in subparagraph (e) of Section III hereof), NetLojix is then prohibited from performing its obligations hereunder.

This Agreement is subject to the general terms, conditions and rates of all applicable NetLojix federal and state tariff(s) and Credit Application and/or Service Order Forms executed in connection with the services provided. In the event that the terms of this Agreement governing rates shall be inconsistent with any applicable NetLojix tariffs, the terms of this Agreement shall control and prevail. The Customer may switch to any other NetLojix service with an equal or greater volume and term commitment, at any time during the term of this Agreement.


IV. UNDERSTOOD AND AGREED Dated: August 1, 1999

Company: UICI                                            Phone: (972) 778-6010

Address: 4001 McEwen Drive, Suite 200    City: Dallas    State: TX    Zip: 75244

Represented by: William J. Gedwed                        Title: Vice President

Authorized Signature: /s/ Willliam J. Gedwed             Date:  11/2/99
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NetLojix Authorization: /s/ James Pisani                 Date:  11/11/99
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Netlojix service is provided subject to and in accordance with applicable federal and state tariffs. Not all services are available in all states.